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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                ____________

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


                           _____________________


                               July 29, 1994

              Date of Report (Date of earliest event reported)



                              WLR Foods, Inc.
           (Exact name of registrant as specified in its charter)



    Virginia                     0-17060                54-1295923
   (State of        (Commission File Number)          (IRS Employer
  incorporation)                                   Identification No.)



     Highway 33 West, P.O. Box 228,
     Hinton, Virginia                                    22831
(Address of principal executive offices)              (Zip Code)



                           (703) 867-4001
                   (Registrant's telephone number,
                         including area code)

                                N/A
    (Former name or former address, if changed since last report)


                      Exhibit Index is on Page 7

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Items 1 - 4.      Not Applicable.

Item 5.           Other Events.

          On July 27, 1994, WLR Foods, Inc. (the "Company") entered into an Asset Purchase Agreement ("Asset Purchase Agreement"), of same date, with Cuddy Farms, Inc. ("Cuddy"), Cuddy International Corporation ("Cuddy International") and Wampler-Longacre, Inc., the Company's wholly-owned subsidiary ("Wampler-Longacre"). The closing (the "Closing") of the transactions contemplated by the Asset Purchase Agreement is to be within three (3) business days after Hart-Scott-Rodino clearance is obtained.

          Pursuant to the terms of the Asset Purchase Agreement, the Company and Wampler-Longacre will acquire substantially all of the assets of Cuddy's turkey processing division, including, without limitation, its processing facility, further processing facility, feed mill, three turkey grow-out farms, a leasehold interest in a second further processing facility, a partnership interest in a cold storage and distribution facility and all working capital, machinery, fixtures, equipment and other tangible personal property for, and inventory in, such facilities (the "Assets").

          The purchase price for the Assets is $73.3 million, $42.5 million of which is payable in cash and the balance to be issued in Shares. The number of Shares issued will be based on a ten-day, pre-closing weighted average stock market value, subject to a floor of $24 per Share and a ceiling of $28 per Share. The Agreement provides for certain post-closing adjustments which are not expected to be material.

          The Shares issued in this transaction will not be registered under the Securities Act of 1933 and will be subject to a Voting Trust Agreement by and among the Company, Cuddy and an independent corporate trustee. The Voting Trust Agreement will terminate upon the earlier of (a) the fourth anniversary of the Closing date; (b) the date on which a business acquisition by the Company occurs in which in excess of five percent (5%) of its then outstanding common stock is issued without voting and transfer restrictions similar to the Voting Trust Agreement and Cuddy's stock ownership in the Company after such acquisition is less than five percent (5%) of the total outstanding shares of the Company's common stock; or (c) the date on which a "Change of Control" in the Company occurs. For purposes of the Voting Trust Agreement, a Change of























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Control means the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30 percent (30%) of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. During the term of the Voting Trust Agreement, the trustee will vote in accordance with the recommendation of the Company's Board of Directors, as it exists at the time of the vote of the Company's shareholders, or if there is no recommendation, as directed by the registered holder of the voting trust certificate representing the shares held by the trustee. Unless otherwise agreed to in writing by the Company, the voting trust certificates are not transferable except that (a) the holder thereof may pledge, mortgage or otherwise encumber the certificates and (b) the holder thereof may transfer the certificates to Cuddy International or a wholly-owned subsidiary of Cuddy International. Any transferee shall also be subject to the Voting Trust Agreement. After termination of the Voting Trust Agreement, Cuddy will have certain demand and incidental registration rights.

          Upon the closing of the transaction contemplated by the Asset Purchase Agreement, Cuddy, Cuddy International, A.M.C. Family Holdings, Ltd. and A.M. Cuddy (the "Cuddy Group") will enter into a Non-Competition and Name Use Agreement by which the Cuddy Group will covenant not to compete with Wampler-Longacre in the business of poultry production for processing, further processing or marketing of processed poultry products (exclusive of production of eggs and poults) (the "Protected Business") in the geographical area in the continental United States in which Wampler-Longacre or its affiliates currently conduct business. Sales to certain existing customers of the Cuddy Group are excluded. The Company will pay Cuddy $500,000 in cash at Closing in consideration of this Agreement. Pursuant to the Non-Competition and Name Use Agreement, Cuddy will also grant Wampler-Longacre a five (5)-year exclusive right and license to the "Cuddy" name within the continental United States for the Protected Business. The Non-Competition and Name Use Agreement contains "standstill" provisions by which the Cuddy Group agrees, for so long as the Voting Trust Agreement is not terminated, not to: solicit proxies or participate in an election contest relating to election of the directors; act together with others to acquire, hold or vote the Company's common stock;






















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purchase or otherwise acquire the Company's common stock; or act alone or together with any person to acquire, or propose a business combination with, the Company.

          The Asset Purchase Agreement also requires Cuddy and
Wampler-Longacre, before Closing, to enter into certain administrative, supply and processing agreements.

          The Asset Purchase Agreement provides that a Cuddy representative will be appointed to the Company's Board of Directors who shall serve until the next annual meeting of shareholders and shall be recommended by the Company's Board of Directors for election at such meeting. The Closing is subject to customary "due diligence" conditions and contains mutual indemnifications except that Cuddy and Cuddy International (the "Cuddy Corporations") shall not be required to indemnify the Company and Wampler-Longacre (collectively, "Wampler") for losses not in excess of $250,000. The Voting Trust further requires WLR Foods to indemnify Cuddy and the trustee for losses, including legal fees and expenses, in connection therewith.

          The parties to the Agreement also signed separate indemnifica-tion agreements (the "Indemnification Agreements"), mutually agreeing to certain indemnifications. On the part of the Cuddy Corporations, indemnification of Wampler is required in connection with certain possible litigation relating to stockholder and employee complaints.
On the part of Wampler, indemnification of the Cuddy Corporations is required in connection with pending or possible litigation relating to the efforts of Tyson Foods, Inc. to acquire the Company. Both agree-ments terminate upon final termination of all actions, suits, proceedings or investigations relating to the respective litigations.

          The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement and the Indemnification
Agreements, copies of which are filed as exhibits hereto and which are incorporated herein by reference.

Item 6.           Not Applicable.

Item 7.           Exhibits.

            (2) Asset Purchase Agreement, dated July 27, 1994, by and among Cuddy Farms, Inc., Cuddy International Corporation, WLR Foods, Inc. and Wampler-Longacre, Inc. (including the form of the Non-Competition and Name Use Agree-ment and the form of the Voting Trust Agreement).

         (10.1) Indemnification Agreement and Release, dated July 27, 1994, by and between WLR Foods, Inc. and Cuddy Farms, Inc.

         (10.2) Indemnification Agreement and Release, by and among, Cuddy Farms, Inc., Cuddy International Corporation, and WLR Foods, Inc.
















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          (99.1)  Press Release, dated July 28, 1994.

          (99.2) Form of Letter to Shareholders of the Company, dated July 28, 1994.

Item 8.       Not Applicable.



























































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                                 SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WLR FOODS, INC.



                                                By /s/ James L. Keeler

                                                   Name:  James L. Keeler
                                                   Title: President and Chief
                                                          Executive Officer




Date:  August 1, 1994






































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                               EXHIBIT INDEX


Exhibit No.     Description

(1)         Asset Purchase Agreement, dated
            July 27, 1994, by and among Cuddy
            Farms, Inc., Cuddy International
            Corporation, WLR Foods, Inc. and
            Wampler-Longacre, Inc. (including
            the form of the Non-Competition
            and Name Use Agreement and the form
            of the Voting Trust Agreement).

(2)         Indemnification Agreement and Release,
            July 27, 1994, by and between WLR Foods,
            Inc. and Cuddy Farms, Inc.

(3)         Indemnification Agreement and Release,
            by and among, Cuddy Farms, Inc.,
            Cuddy International Corporation, and
            WLR Foods, Inc.

(4)         Press release, dated July 28, 1994.

(5)         Form of Letter to Shareholders of the
            Company, dated July 28, 1994.










































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  Exhibit No.                     Description
  Under Reg.         Form 8-K
 S-K, Item 601      Exhibit No.

      (2)                1        Asset Purchase Agreement, dated
                                  July 27, 1994, by and among Cuddy
                                  Farms, Inc., Cuddy International
                                  Corporation, WLR Foods, Inc. and
                                  Wampler-Longacre, Inc. (including
                                  the form of the Non-Competition
                                  and Name Use Agreement and the form
                                  of the Voting Trust Agreement).

   (10.1)                2        Indemnification Agreement and
                                  Release, July 27, 1994, by and
                                  between WLR Foods, Inc. and
                                  Cuddy Farms, Inc.

   (10.2)                3        Indemnification Agreement and
                                  Release, by and among, Cuddy
                                  Farms, Inc., Cuddy International
                                  Corporation, and WLR Foods, Inc.

   (99.1)                4        Press release, dated July 28, 1994.

   (99.2)                5        Form of Letter to Shareholders of
                                  the Company, dated July 28, 1994.






































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